UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 14, 2007
CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050 Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(972) 401-0090

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Incentive Compensation Payments
     On February 14, 2007, CARBO Ceramics Inc. (“CARBO”) approved the following incentive awards for 2006 to the following officers:
•	Paul G. Vitek, Senior Vice President of Finance and Administration and Chief Financial Officer — $164,414; and

•	Mark L. Edmunds, Vice President of Operations — $154,798.
     The awards to Messrs. Vitek and Edmunds were made pursuant to CARBO’s Incentive Compensation Plan. Pursuant to the terms of the Incentive Compensation Plan, each of Messrs. Vitek and Edmunds will be paid 50% of his award now and the remaining 50% of his award will be paid in three equal annual installments in January 2008, 2009 and 2010. Each of Messrs. Vitek and Edmunds shall forfeit his right to receive any remaining payment if his employment terminates prior to such payment other than due to normal retirement, death or permanent disability.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: February 16, 2007.

By:	/s/ Ann Bruder
Ann Bruder
Corporate Secretary